Exhibit 99.1

PeerStream, Inc. Announces Leadership Transition with Appointment of Jason Katz as Chief Executive Officer

Alex Harrington, Outgoing CEO, Separates from PeerStream and Steps Down from Board Director Role

NEW YORK, NY - - December 17, 2019 - PeerStream, Inc. (“PeerStream,” the “Company,” “we,” “our” or “us”) (OTCQB: PEER), a communications software innovator developing enhanced security and privacy solutions for multimedia communication and data transmission, today announced that the Board of Directors made the determination to appoint Jason Katz as the CEO, replacing Alex Harrington, who had served in the position since October 2015. Mr. Harrington has separated from the Company and has resigned from his position as a member of the Board of Directors as well. Jason Katz will also continue to serve as the Company’s President, Chief Operating Officer and Chairman of the Board of Directors, positions he has held since October 2016. All management changes are effective as of December 13, 2019.

Commenting on the announcement, Jason Katz, Chairman of the Board of Directors, stated, “On behalf of the Board of Directors, we would like to thank Alex for his years of service and strong contributions to PeerStream. We wish him the best of luck in his future endeavors. As the Company’s new CEO, I intend to continue to build on PeerStream’s successes while steering the Company to profitability and positive cash flow through further right-sizing of the organization and organic growth.”

“It has been a privilege to serve as the CEO of PeerStream, and I am proud of the business opportunities we created and the accomplishments of the team. I’m confident that under Jason’s leadership, the Company will successfully meet its strategic objectives,” said Alex Harrington.

Mr. Katz (age 56) is the founder of A.V.M. Software, Inc. (d/b/a Paltalk) and served as its Chief Executive Officer and as a member of its Board of Directors from 1998 through the completion of PeerStream’s merger with AVM in October 2016. Mr. Katz is an authority on instant messaging as well as web-based voice and video, and has extensive experience monetizing intellectual property. Prior to AVM, Mr. Katz co-founded MJ Capital, a money management firm. Earlier in his career, Mr. Katz was a corporate lawyer at the New York office of Fulbright & Jaworski. Mr. Katz earned a J.D. from the New York University School of Law (1988) and a B.A. in Economics from the University of Pennsylvania (1985).

About PeerStream, Inc. (OTCQB: PEER)

PeerStream is a communications software innovator developing enhanced security and privacy solutions for multimedia communication and data transmission. Our offerings target consumer, government and enterprise clients. Using multi-layered encryption, blockchain technology and other recent innovations, we are developing our proprietary PeerStream Protocol (“PSP”) to offer clients maximal data security and confidentiality. Our Backchannel product suite is a companion to PSP, including cross-platform applications, middleware and software development kits designed for highly secure end-user communications. For 20 years, we have built and continue to operate innovative consumer applications, including Paltalk and Camfrog, two of the largest live video social communities. The Company has a long history of technology innovation and holds 26 patents.

For more information, please visit: http://www.peerstream.com. To be added to our news distribution list, please visit: http://www.peerstream.com/investor-alerts/.

Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as blockchain and Props tokens, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively integrate Props tokens into our existing applications; our ability to effectively secure new software development and licensing customers; legal and regulatory requirements related to the use of blockchain, including us investing in cryptocurrencies and accepting cryptocurrencies as a method of payment for our services; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Contacts:

IR@peerstream.com

Kirin Smith / Stephanie Prince
PCG Advisory Group
ksmith@pcgadvisory.com
646-863-6519